Exhibit 4.6

Equinor ASA
Equinor Energy AS

Officers’ Certificate

April 6, 2020

Pursuant to Sections 102 and 301 of the Indenture

Each of the undersigned officers of Equinor ASA, a public limited company incorporated under the laws of the Kingdom of Norway (the “Company”) and of Equinor Energy AS, a limited company incorporated under the laws of the Kingdom of Norway (“Equinor Energy”), pursuant to Sections 102 and 301 of the Indenture dated as of April 15, 2009, as supplemented by the Supplemental Indenture No. 1, dated as of May 26, 2010, as further supplemented by the Supplemental Indenture No. 2, dated as of May 16, 2018,  and as further supplemented by the Supplemental Indenture No. 3, dated as of September 10, 2018, as further supplemented by the Supplemental Indenture No. 4, dated as of November 18, 2019 (the “Indenture”) among the Company, Equinor Energy and Deutsche Bank Trust Company Americas, as Trustee (, hereby certifies:

1.

The terms of the series of securities established under the Indenture in the aggregate principal amounts of (i) $1,250,000,000, to be entitled the2.875% Notes due 2025, (ii) $500,000,000, to be entitled the 3.000% Notes due 2027, (iii) $1,500,000,000, to be entitled the 3.125% Notes due 2030, (iv) $500,000,000, to be entitled the 3.625% due 2040 and (v) $1,250,000,000, to be entitled the 3.700% Notes due 2050 (collectively, the “Notes”), are set forth in Annex A.

2.	Each of the undersigned has read the provisions of the Indenture setting forth conditions precedent to the authentication of the Notes, and the definitions in the Indenture relating thereto;
3.	Each of the undersigned has examined (i) the resolutions of the Board of Directors of the Company and resolutions of the Board of Directors of Equinor Energy, and (ii) the terms set forth in Annex A;
4.

In the opinion of each of the undersigned such examination is sufficient to enable each of the undersigned to express an informed opinion as to whether or not the conditions precedent referred to above have been complied with; and

5.	Each of the undersigned is of the opinion that the conditions precedent referred to above have been complied with.

IN WITNESS WHEREOF, each of the undersigned has signed his name.

Dated as of the date first set forth above.

EQUINOR ASA
By:	/s/ Russell Alton
	Name:	Russell Alton
	Title:	Senior Vice President, Finance

EQUINOR ENERGY AS
By:	/s/ Russell Alton
	Name:	Russell Alton
	Title:	Senior Vice President, Finance

ANNEX A

2.875% Fixed Rate Notes due 2025 (the “2025 Notes”)

•	Issuer: Equinor ASA.
•	Guarantor: Equinor Energy AS.
•	Title: 2.875% Fixed Rate Notes due 2025.
•	Total initial principal amount being issued: $1,250,000,000.
•	Issuance date: April 6, 2020.
•	Maturity date: April 6, 2025.
•	Par call date: March 6, 2025.
•	Interest rate: 2.875% per annum.
•	Date interest starts accruing: April 6, 2020.
•	Interest payment dates: Each April 6 and October 6.
•	First interest payment date: October 6, 2020.
•	Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.
•	Make whole spread: 40 basis points.
•	Net proceeds: The net proceeds, after the underwriting discount but before expenses, will be $1,247,775,000.

3.000% Fixed Rate Notes due 2027 (the “2027 Notes”)

•	Issuer: Equinor ASA.
•	Guarantor: Equinor Energy AS.
•	Title: 3.000% Fixed Rate Notes due 2027.
•	Total initial principal amount being issued: $500,000,000.
•	Issuance date: April 6, 2020.
•	Maturity date: April 6, 2027.
•	Par call date: February 6, 2027.
•	Interest rate: 3.000% per annum.
•	Date interest starts accruing: April 6, 2020.
•	Interest payment dates: Each April 6 and October 6.
•	First interest payment date: October 6, 2020.
•	Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.
•	Make whole spread: 40 basis points.

•	Net proceeds: The net proceeds, after the underwriting discount but before expenses, will be $496,605,000.

3.125% Fixed Rate Notes due 2030 (the “2030 Notes”)

•	Issuer: Equinor ASA.
•	Guarantor: Equinor Energy AS.
•	Title: 3.125% Fixed Rate Notes due 2030.
•	Total initial principal amount being issued: $1,500,000,000.
•	Issuance date: April 6, 2020.
•	Maturity date: April 6, 2030.
•	Par call date: January 6, 2030.
•	Interest rate: 3.125% per annum.
•	Date interest starts accruing: April 6, 2020.
•	Interest payment dates: Each April 6 and October 6.
•	First interest payment date: October 6, 2020.
•	Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.
•	Make whole spread: 40 basis points.
•	Net proceeds: The net proceeds, after the underwriting discount but before expenses, will be $1,484,775,000.

3.625% Fixed Rate Notes due 2040 (the “2040 Notes”)

•	Issuer: Equinor ASA.
•	Guarantor: Equinor Energy AS.
•	Title: 3.625% Fixed Rate Notes due 2040.
•	Total initial principal amount being issued: $500,000,000.
•	Issuance date: April 6, 2020.
•	Maturity date: April 6, 2040.
•	Par call date: October 6, 2039.
•	Interest rate: 3.625% per annum.
•	Date interest starts accruing: April 6, 2020.
•	Interest payment dates: Each April 6 and October 6.
•	First interest payment date: October 6, 2020.
•	Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.

•	Make whole spread: 40 basis points.
•	Net proceeds: The net proceeds, after the underwriting discount but before expenses, will be $492,860,000.

3.700% Fixed Rate Notes due 2050 (the “2050 Notes”)

•	Issuer: Equinor ASA.
•	Guarantor: Equinor Energy AS.
•	Title: 3.700% Fixed Rate Notes due 2050.
•	Total initial principal amount being issued: $1,250,000,000.
•	Issuance date: April 6, 2020.
•	Maturity date: April 6, 2050.
•	Par call date: October 6, 2049.
•	Interest rate: 3.700% per annum.
•	Date interest starts accruing: April 6, 2020.
•	Interest payment dates: Each April 6 and October 6.
•	First interest payment date: October 6, 2020.
•	Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.
•	Make whole spread: 40 basis points.
•	Net proceeds: The net proceeds, after the underwriting discount but before expenses, will be $1,233,312,500.

The following terms apply to each series of the Notes:

•

Further issuances: Equinor may, at its sole option, at any time and without the consent of the then-existing noteholders, “reopen” any series of Notes and issue an unlimited principal amount of additional Notes of such series in one or more transactions subsequent to the date of this prospectus supplement with terms (other than the issuance date, issue price and, possibly, the CUSIP, the first interest payment date and the date interest starts accruing) identical to the Notes of such series issued hereby. These additional Notes will be deemed part of the same series as the Notes of such series offered hereby and will provide the holders of these additional Notes the right to vote together with holders of the Notes of such series issued hereby. Equinor may reopen a series of Notes only if the additional Notes issued will be fungible with the original Notes of such series for United States federal income tax purposes.

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No negative pledge or sale and leaseback covenants: The covenants described in the accompanying prospectus on page 34 under the heading “Description of Debt Securities and Guarantees—Covenants” shall not apply to the Notes, and so the Notes shall not benefit from a negative pledge or limitation on sale and leaseback transactions.

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Optional make whole redemption: Equinor has the right to redeem Notes of any series, in whole or in part, at any time and from time to time prior to (i) March 6, 2025 (one month prior to maturity) with respect to the 2025 Notes, (ii) February 6, 2027 (two months prior to maturity) with respect to the

2027 Notes (iii) January 6, 2030 (three months prior to maturity) with respect to the 2030 Notes (iv) October 6, 2039 (six months prior to maturity) with respect to the 2040 Notes and (v) October 6, 2049 (six months prior to maturity) with respect to the 2050 Notes, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed, and
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the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed as if the Notes to be redeemed matured on (i) March 6, 2025 (one month prior to maturity) with respect to the 2025 Notes, (ii) February 6, 2027 (two months prior to maturity) with respect to the 2027 Notes (iii) January 6, 2030 (three months prior to maturity) with respect to the 2030 Notes (iv) October 6, 2039 (six months prior to maturity) with respect to the 2040 Notes and (v) October 6, 2049 (six months prior to maturity) with respect to the 2050 Notes (in each case not including any portion of payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 40 basis points, plus accrued and unpaid interest to the date of redemption.

On or after (i) March 6, 2025 (one month prior to maturity) with respect to the 2025 Notes, (ii) February 6, 2027 (two months prior to maturity) with respect to the 2027 Notes (iii) January 6, 2030 (three months prior to maturity) with respect to the 2030 Notes (iv) October 6, 2039 (six months prior to maturity) with respect to the 2040 Notes and (v) October 6, 2049 (six months prior to maturity) with respect to the 2050 Notes, Equinor has the right to redeem the Notes of any series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption.

For purposes of determining the optional make-whole redemption price, the following definitions are applicable:

“Treasury rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis), of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date.

“Quotation agent” means one of the reference treasury dealers appointed by Equinor.

“Reference treasury dealer” means Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, or their respective affiliates which are primary U.S. government securities dealers, and their respective successors, and two other primary U.S. government securities dealers selected by Equinor, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), Equinor shall substitute therefor another primary treasury dealer.

“Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

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Mergers and similar events; issuer substitution: Neither we nor Equinor Energy may (i) consolidate or merge with another person or (ii) sell or lease substantially all of our and our subsidiaries’ or its and its subsidiaries’ assets, in each case taken as a whole, to another person (other than one or more of our direct or indirect wholly owned subsidiaries), whether such sale or lease is made directly or indirectly through one or more wholly owned subsidiaries holding such assets or a portion thereof, or (iii) buy or lease substantially all of the assets of another person (other than our direct or indirect wholly owned subsidiary), unless all the following conditions, among others, are met:

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Where we or Equinor Energy merge out of existence or sell or lease substantially all of our or its assets, the other person must assume our or Equinor Energy’s obligations on the Notes or the guarantee of the Notes, as applicable, and under the Indenture. The other person’s assumption of these obligations must include the obligation to pay additional amounts described later under “—Payment of additional amounts” with respect to taxes, assessments and other governmental charges imposed by its jurisdiction of incorporation, organization or tax residency; and

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The merger, sale or lease of assets or other transaction must not cause a default on the Notes, and neither we nor Equinor Energy must already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Default and Related Matters—Events of Default—What is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or the default having to exist for a specific period of time were disregarded.

In addition, we are permitted to transfer the obligations of Equinor, as issuer of the Notes of any series, to any subsidiary, so long as (i) that subsidiary executes a supplemental indenture in which it agrees to be bound by the terms of such Notes and the Indenture, including the obligation to pay additional amounts described under “—Payment of additional amounts” with respect to taxes, assessments and other governmental charges imposed by its jurisdiction of incorporation, organization or tax residency and (ii) the obligations of that subsidiary are fully and unconditionally guaranteed by Equinor on the same terms as Equinor Energy’s guarantee of such Notes. If that subsidiary is not incorporated in the Kingdom of Norway, United States or United Kingdom, the country in which it is incorporated must be a member of the Organization for Economic Cooperation and Development (or any successor). The provisions of the Indenture with respect to consolidation, merger or sale or lease of assets will continue to apply to Equinor in its capacity as guarantor of the Notes of the applicable series. Under U.S. tax law, the change in the obligor on the Notes of any series could be treated as a disposition of such Notes that you hold, resulting in your realization of gain or loss on such Notes even though you continue to hold the Notes and receive no distribution in connection with the deemed disposition. A change in the obligor might also result in possible other adverse tax consequences. See “Taxation” for discussion of possible tax consequences.

No vote by holders of the Notes approving any of these actions is required, unless as part of the transaction we make changes to the Indenture requiring your approval, as described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Special Situations— Modification and Waiver”. We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in a lower credit rating being assigned to the Notes of the applicable series or additional amounts becoming payable in respect of withholding tax and the Notes of the applicable series thus being subject to the optional redemption described under “—Optional tax redemption” below.

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Guarantee: Equinor Energy fully and unconditionally guarantees the payment of the principal of, premium, if any, and interest on the Notes, including additional amounts, as described under “—Payment of additional amounts,” if any, and sinking fund payments, if any, which may be payable in respect of the Notes. Equinor Energy guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the Notes, by declaration of acceleration, call for redemption or otherwise.

Equinor Energy will automatically and unconditionally be released from all obligations under its guarantee and the guarantee shall thereupon terminate and be discharged of no further force or effect, in the event that at substantially the same time as its guarantee of the Notes is terminated, the aggregate amount of indebtedness for borrowed money for which Equinor Energy is an obligor (as a guarantor, co-issuer or borrower) does not exceed 10% of the aggregate principal amount of indebtedness for borrowed money of Equinor and its subsidiaries, on a consolidated basis, as of such time. For purposes of this paragraph, the amount of Equinor Energy’s indebtedness for borrowed money shall not include (x) any other debt the terms of which permit the termination of Equinor Energy’s guarantee of such debt under similar circumstances (including all debt issued under the Indenture on or after November 18, 2019), as long as Equinor Energy’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the Notes, and (y) any debt that is being refinanced at substantially the same time that the guarantee of the Notes is being released, provided that any obligations of Equinor Energy in respect of the debt that is incurred in the refinancing shall be included in the calculation of Equinor Energy’s indebtedness for borrowed money.

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Optional tax redemption: Equinor and Equinor Energy have the option to redeem the Notes of any series, in whole and not in part, at any time in the two situations described below at a redemption price equal to the principal amount of the Notes of the applicable series plus accrued interest and any additional amounts due on the date fixed for redemption upon providing between 30 and 60 days’ notice.

The first situation is where, as a result of changes in or amendment to, or changes in the official application or interpretation of, any laws or regulations or rulings, or changes in the official application or interpretation of, or any execution of or amendment to, any treaties on or after April 1, 2020 in the jurisdiction where Equinor or Equinor Energy is incorporated or, if different tax resident, Equinor or Equinor Energy, as applicable, would be required to pay additional amounts as described below under “—Payment of additional amounts”. If Equinor or Equinor Energy is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized or incorporated or, if different, tax resident, and the applicable date will be the date the entity became a successor. Equinor or Equinor Energy do not have the option to redeem the Notes of the applicable series in this case if either Equinor or Equinor Energy, as applicable, could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to Equinor or Equinor Energy, as applicable.

The second situation is where, following a merger, consolidation, sale or lease of Equinor’s or Equinor Energy’s assets to a person that assumes Equinor’s or Equinor Energy’s obligations under the applicable series of Notes, that person is required to pay additional amounts as described below under “—Payment of additional amounts”. Equinor, Equinor Energy or the other person would have the option to redeem the Notes of the applicable series in this situation even if the additional amounts became payable immediately after such assumption. None of Equinor, Equinor Energy or that person has any obligation under the Indenture to seek to avoid the obligation to pay additional amounts in this situation. Equinor, Equinor Energy or the other person, as applicable, shall deliver to the trustee an officer’s certificate to the effect that the circumstances required for redemption exist.

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Payment of additional amounts: None payable under current law. The government or any political subdivision or taxing authority of such government of any jurisdiction where Equinor or Equinor Energy is incorporated (currently the Kingdom of Norway) or, if different, tax resident may require Equinor or Equinor Energy to withhold amounts from payments on the principal or interest on the Notes of any series or payment under the guarantees for taxes, assessments or any other governmental charges. If any such jurisdiction requires a withholding of this type, Equinor or Equinor Energy may be required to pay the noteholder additional amounts so that the net amount the noteholder receives will be the amount specified in the Notes. However, in order for the noteholder to be entitled to receive the additional amounts, the noteholder must not be resident in the jurisdiction that requires the withholding. Equinor and Equinor Energy will not have to pay additional amounts under any or any combination of the following circumstances:

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The tax, assessment or governmental charge would not have been imposed but for the fact that the noteholder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the noteholder, if the noteholder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the Notes or receiving principal or interest in respect thereof. These connections include where the noteholder or related party:

		•	is or has been a citizen or resident of the jurisdiction;
		•	is or has been present or engaged in trade or business in the jurisdiction; or
		•	has or had a permanent establishment in the jurisdiction.
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The tax, assessment or governmental charge is imposed due to the presentation of the Notes (where presentation is required) for payment on a date more than 30 days after the Notes of the applicable series became due or after the payment was provided for, whichever occurs later.

	•	The tax, assessment or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.
	•	The tax, assessment or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding.
	•	The tax, assessment or governmental charge is imposed or withheld because the noteholder or beneficial owner failed to comply with any of Equinor’s following requests:
		•	to provide information about the nationality, residence or identity of the noteholder or beneficial owner, or
		•	to make a declaration or other similar claim or satisfy any information or reporting requirements,

in each case that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax, assessment or governmental charge.

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The tax, assessment or governmental charge is imposed on a noteholder or beneficial owner who could have avoided such withholding or deduction by presenting its Notes for payment (where presentation is required) to a different paying agent.

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The noteholder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, the Notes, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the noteholder of the Notes.

The foregoing provisions will also apply to any present or future taxes, assessments or governmental charges imposed by any jurisdiction in which Equinor’s or Equinor Energy’s successor (including a successor as a result of the substitution of Equinor as issuer as described in “—Mergers and similar events; issuer substitution”) is organized or incorporated or, if different, tax resident. If Equinor is substituted as issuer then the foregoing provisions will continue to apply to Equinor in its capacity as guarantor.

Notwithstanding foregoing provisions, neither Equinor or Equinor Energy (nor any successor thereto, paying agent or any other person) shall be required to pay any additional amounts with respect to any withholding or deduction imposed pursuant to Section 1471-1474 of the United States Internal Revenue Code (the “Code”) (and any current and future regulations or official interpretations thereof) (“FATCA”), the laws of Norway implementing FATCA or any agreement between Equinor, Equinor Energy (or any successor thereto) and any taxing or governmental authority entered into for FATCA purposes.

•	Day count: 30/360.
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Day count convention: Following unadjusted. If any payment is due in respect of the Notes of a series on a day that is not a business day, it will be made on the next following business day, provided that no interest will accrue on the payment so deferred.

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Business day: A “business day” with respect to the Notes is any weekday on which banking or trust institutions in neither New York nor Oslo are authorized generally or obligated by law, regulation or executive order to close.

•	Denomination: The Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
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Form of Notes: The Notes of each series will be issued as one or more global securities. You should read “Description of Debt Securities and Guarantees—Legal Ownership—Global Securities” beginning on page 25 of the accompanying prospectus for more information about global securities.

•	Depositary: The Depository Trust Company, commonly referred to as “DTC”.
•	Ranking: The Notes are unsecured and will rank equally with all of Equinor’s other unsecured and unsubordinated indebtedness from time to time outstanding.
•	Sinking fund: There is no sinking fund.
•	Use of proceeds: The net proceeds from the sale of the Notes will be used for general corporate purposes.
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Governing law and jurisdiction: The Indenture, the Notes and the guarantee are governed by New York law. Any legal proceeding arising out of or based upon the Indenture, the Notes or the guarantee may be instituted in any state or federal court in the Borough of Manhattan in New York City, New York.